Exhibit 99.1

Investor Contact:	Ruth Ann Wisener
Bunge Limited
914-684-3273
ruthann.wisener@bunge.com

Media Contact:	Bunge News Bureau
Bunge Limited
914-659-9209
news@bunge.com

Bunge Introduces New Global Operating Model and
Business Leadership Structure

WHITE PLAINS, NY – May 8, 2019 – Bunge Limited (NYSE: BG), a leader in agriculture, food and ingredients, today announced a new, global operating model, aligned with the company’s commercial activities: handling and processing, managing physical product flows, and risk management and optimization.

“Shifting away from our regional, matrix-based structure will simplify the organization and speed up decision making, increasing our strategic flexibility, customer focus and accountability,” said Bunge Chief Executive Officer Gregory A. Heckman. “These changes support our strategic priorities: driving operational performance, optimizing the portfolio and strengthening financial discipline.”

As a result of the realignment, Bunge is making the following changes to its senior leadership team, with immediate effect.

Agribusiness will be organized under three of the company’s most experienced executives to better leverage their skills and capabilities. They will work closely together to manage these operations and capitalize on the opportunities offered by the company’s physical, financial, and information flows.

•
Raul Padilla, President, South America and Sugar & Bioenergy, becomes President, Global Operations. In this role, Raul will manage all physical handling and processing assets, with particular focus on the processing value chains, including Milling. He will continue to lead Sugar & Bioenergy.

•	Christos Dimopoulos, President, Agribusiness, becomes President, Global Supply Chains. In this role, he will lead the physical commodity supply chains that support

Exhibit 99.1

Bunge’s handling and processing assets. He will also be responsible for trade flows, freight and distribution, serving Bunge and other customers.

•	Brian Zachman, President, Global Risk Management, continues in this role, working to improve returns while reducing volatility across the company.

Bunge remains committed to growing its Food & Ingredients business through new product development and continued capture of synergies from the Loders Croklaan acquisition. To help achieve this goal, Aaron Buettner, Senior Vice President of Bunge Loders Croklaan, will continue in his current role and will now report directly to Mr. Heckman. Specialty oils are the highest value products in Bunge’s portfolio, and the unit will benefit from this additional management focus and oversight.

Pierre Mauger, President, Europe and Asia, will transition to the role of Chief Transformation Officer, responsible for portfolio optimization and strategy, building on his prior experience as Bunge’s Chief Development Officer. Todd Bastean, President, North America, and Gordon Hardie, President, Food & Ingredients, will both retire from Bunge after a transition period.

“I want to thank Todd and Gordon for their many contributions and dedication to Bunge,” Mr. Heckman said. “We appreciate their support in ensuring a seamless transition for customers and employees.”

“We are fortunate to have talented leaders with proven track records,” Mr. Heckman continued. “I look forward to working with them as we continue to position Bunge for the future.”
About Bunge Limited

Bunge (www.bunge.com, NYSE: BG) is a world leader in sourcing, processing and supplying oilseed and grain products and ingredients. Founded in 1818, Bunge’s expansive network feeds and fuels a growing world, creating sustainable products and opportunities for more than 70,000 farmers and the consumers they serve in over 60 countries. The company is headquartered in New York and has 31,000 employees worldwide who stand behind more than 360 port terminals, oilseed processing plants, grain silos, and food and ingredient production and packaging facilities around the world.
Website Information

We routinely post important information for investors on our website, www.bunge.com, in the "Investors" section. We may use this website as a means of disclosing material, non-

Exhibit 99.1

public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could cause actual results to differ from these forward-looking statements: the outcome and effects of our Board’s strategic review; our ability to attract and retain executive management and key personnel; industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products used in our business; fluctuations in energy and freight costs and competitive developments in our industries; the effects of weather conditions and the outbreak of crop and animal disease on our business; global and regional agricultural, economic, financial and commodities market, political, social and health conditions; the outcome of pending regulatory and legal proceedings; our ability to complete, integrate and benefit from acquisitions, dispositions, joint ventures and strategic alliances; our ability to achieve the efficiencies, savings and other benefits anticipated from our cost reduction, margin improvement and other business optimization initiatives; changes in government policies, laws and regulations affecting our business, including agricultural and trade policies, tax regulations and biofuels legislation; and other factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

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